                                                                  EXHIBIT 16.1

                                  Crowe Chizek

March 21, 2003



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read Item 4 included in the Form 8-K dated March 13, 2003 of DCB Financial Corp. filed with the Securities and Exchange Commission on March 20, 2003. We are in agreement with the Registrant's statement contained in Item 4(b), and have no basis to comment on Items 4(a) and 4(c).

Very truly yours,

/s/ Crowe, Chizek and Company LLP

Crowe, Chizek and Company LLP



cc:      John A. Ustaszewski, Chief Financial Officer
         DCB Financial Corp.